UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         October 28, 2005
         Date of Report (Date of earliest event reported)



                     RIVAL TECHNOLOGIES INC.
(Exact name of small business issuer as specified in its charter)


         Nevada                 000-49900                NA
(State of incorporation) (Commission File Number) (I.R.S. Employer
                                                  Identification No.)


#200, 100 Park Royal, West Vancouver, British Columbia, Canada     V7T 1A2
(Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code:  (604)689-0584


[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 ))


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         Section 5 - Corporate Governance and Management

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in
            Fiscal Year

Effective October 28, 2005, Rival Technologies Inc., a British Columbia corporation ("Rival-British Columbia" ) merged with Rival Technologies, Inc., a Nevada corporation, for the sole purpose of changing Rival-British Columbia's domicile from British Columbia to Nevada.

On April 25, 2005, a majority of shareholders at the annual shareholder meeting of Rival-British Columbia approved a proposal to merge/amalgamate Rival-British Columbia with a Nevada wholly-owned subsidiary to effect a change of domicile from British Columbia to Nevada. An aggregate of 27,227,091 shares of common stock were represented at the annual meeting and 27,226,291 shares voted to approve the proposal and 800 shares voted in opposition to the proposal.

On September 2, 2005, Rival-British Columbia incorporated Rival Technologies, Inc., a Nevada corporation ("Rival-Nevada"), as its wholly-owned subsidiary. Pursuant to the Plan of Merger Amalgamation Agreement, dated September 6, 2005, Rival-British Columbia agreed to merge with Rival-Nevada. According to the agreement each issued common share of Rival-British Columbia remained outstanding and each common share of Rival-Nevada was converted into one common share of the surviving Nevada corporation.

The change of domicile did not result in a change of directors and officers. The directors and officers of the surviving corporation are as follows:

      Robin J. Harvey         Director, President and Treasurer
      Piero D. Guglielmi      Director and Secretary
      Elio Guglielmi          Director



                    Section 8 - Other Events

Item 8.01 - Other Events

As a result of the domicile merger, our symbol on the OTC Bulletin Board will drop the fifth letter identifier and has changed from "RVTIF" to "RVTI."



          Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibits

2.1   Plan of Merger Amalgamation Agreement, dated September 6, 2005
3.1   Articles of Incorporation of Rival Technologies, Inc.
3.2   Articles of Merger, dated September 6, 2005
3.3   By-laws of Rival Technologies, Inc.


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                            SIGNATURES

Pursuant to the requirements of the Exchange Act fo 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   RIVAL TECHNOLOGIES INC.

                                    /s/ Robin J. Harvey
Date: October 28, 2005         By: ______________________________________
                                   Robin J. Harvey
                                   President and Treasurer